Exhibit 99.1

Cell Therapeutics, Inc. Making cancer more treatable

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

January 31, 2009 Seattle — Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month, a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s SEC filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period December 1, 2008 through December 31, 2008.

Financial Data of the Company (Consolidated) Unaudited and Subject to Adjustment and presented in US Dollars

The following information was prepared at the request of CONSOB pursuant to Section 114, paragraph 5, of the Legislative Decree No. 58/1998. The information does not conform to U.S. Generally Accepted Accounting Principles (US GAAP) because the Company has not considered authoritative literature and guidelines, including the guidelines established by FAS 133, in the preparation of the information. Accordingly, the data presented in the information does not reflect the Fair Market Value of the securities under US GAAP and should not be relied on for investment purposes. In addition, the information may deviate from reported values as reported in accordance with US GAAP in the Company’s reviewed quarterly financial statements and audited year-end financial statements. Investors are urged to refer to the Company’s financial statements prepared in accordance with US GAAP, including a more detailed description of the terms of the Convertible Debt and Convertible Preferred Stock, and the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s filings on Forms 10-K, 8-K, and 10-Q.

Net Financial Standing	December 31, 2008
(in thousands US Dollars)
Cash and cash equivalents	10,072
Restricted cash	6,639
Securities available-for-sale	599
Long term obligations, current portion	(757)
Net Financial Standing, current portion	16,553

www.CellTherapeutics.com

Convertible senior subordinated notes	(55,150)
Long term obligations, less current portion	(2,907)
Convertible senior notes	(87,223)
Net Financial Standing, less current portion	(145,280)
Net Financial Indebtedness	(128,727)

The total estimated net financial position of the Company is approximately a negative $128,727,000.

The Net Financial Indebtedness and other amounts noted in this report are created from specific balances obtained from the books and records of the Company which have not yet been audited and are subject to change. Some of the balances are based on estimates made by management. These estimates are based on management’s understanding of services performed by vendors, amounts believed to be owed investors based on the fair value of embedded derivatives in the outstanding debt and the collectability of sales recorded as revenue. These amounts may substantially change after independent third party review and verification of such estimates. Accordingly, they should not be relied upon by investors.

EBITDA is not a financial measurement used in US GAAP financial statements and is therefore not included in the Company’s financial statements.

Company Performance

With respect to the operating performance of the Company (Consolidated), Estimated Net Sales of the Company for December, 2008 were approximately $700,000. Revenue related to the sale of Zevalin for the period December 1, 2008 through December 15, 2008 was recorded on the Company’s books. For the period December 16, 2008 through December 31, 2008, revenue related to the sales of Zevalin was included in the Company’s share of the loss in the joint venture. As a result of the formation of RIT Oncology, LLC on December 15, 2008, the Company no longer records sales related to Zevalin. Accordingly, sales related to Zevalin and related commercial and development expenses are recorded by RIT Oncology, LLC of which the Company has a 50% interest.

The Company’s Research and Development costs for the month ended December 31, 2008 are estimated to be approximately $5,059,000 .The Company is not expected to have expired liabilities as of December 31, 2008.

In terms of the capacity to sustain the Company needs the Company estimates that its current cash will be sufficient through February, 2009. The Company will need to raise additional capital this year and is exploring alternatives to do so, which may include potential partnerships or joint ventures, public or private equity financings, debt financings or restructurings, dispositions of assets or through other means in order to fund its continued operations.

The Company’s annual audited financials for the year ended December 31, 2008 are required to be filed with the SEC on or before March 16, 2009 and will be presented in the Company’s Annual Report of Form 10-K. The numbers and information presented here is subject to audit and may materially change.

www.CellTherapeutics.com

Regulatory Matters and Products in Development

With respect to the period December 1, 2008 through December 31, 2008, the Company has no additional information to disclose concerning regulatory matters and products in developments and has received no additional information from the EMEA or the FDA regarding the request for the marketing of products, in addition to what the Company publicly disclosed in its press releases dated December 1, 2008 with respect to Zevalin, and May 5, 2008 and April 2, 2008 with respect to OPAXIO. These press releases were published in both the US and in Italy.

Anyway, please be informed that the Company announced on January 27, 2009 that after communication with the Food and Drug Administration (FDA), CTI expects to begin submission of a rolling New Drug Application (NDA) and request priority review for pixantrone to treat relapsed aggressive non-Hodgkin’s lymphoma (NHL) in the first quarter of 2009. If granted priority review a decision on the NDA could occur before the end of 2009.

Corporate Transactions and Assignment of Assets

There is no updated information with respect to corporate transactions or the assignment of assets in addition to the information disclosed in press releases issued in Italy dated November 26, 2008 and December 16, 2008.

Exchange Listing Matters

There is no updated information with respect to exchange listing matters in addition to the information disclosed in press releases issued in Italy dated January 9, 13 and 27 of 2009, other than that on January 30, 2009 the Company submitted a letter to the NASDAQ Listing Qualifications Panel in response to the NASDAQ Additional Staff Determination letter received by the Company, receipt of which letter was previously announced in a press release in Italy on January 27, 2009.

Update on Outstanding Shares

The numbers of shares issued and outstanding as of November 30, 2008 and December 31, 2008 were 79,464,334 and 186,411,922, respectively.

During the month of December 2008, the following transactions contributed to the change in our shares outstanding:

•	Conversions of the Company’s 10% Convertible Senior Notes which resulted in the issuance of 106,943,947 shares

•	The issuance of 7,200 shares under the 2007 Employee Stock Purchase Plan

•	The cancellation of 3,559 shares under the 2007 Equity Incentive Plan

As a result of additional conversions, as of January 28, 2009, the number of shares outstanding was 295,943,993.

The Company is not aware of any agreement for the resale of its shares on the MTA.

Debt Restructuring Program

There is no updated information with respect to a restructuring of the Company’s convertible debt in addition to the information disclosed in the press releases dated January 9 and 13, 2007. The Company is in the process of negotiating an exchange of its outstanding convertible preferred stock for a new series of outstanding preferred stock, but as of January 30, 2009 it has not entered into any binding agreements with respect to this exchange.

www.CellTherapeutics.com

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results. The risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; that the Company may be unable to commence a contemplated tender offer or complete a contemplated tender offer; the Company’s operating expenses continue to exceed its net revenues and the Company will continue to need to raise capital to fund its operating expenses; the information presented herein with respect to the Company’s convertible notes and convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with US GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 8-K and 10-Q. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: media@ctiseattle.com

Investors Contact:

Ed Bell

T: 206.272.4345

Lindsey Jesch Logan

T : 206.272.4347

F : 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com